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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-75854 and 333-48316) pertaining to the 1999 Stock Option Plan and 1999 Performance Equity Plan of IVAX Diagnostics, Inc., of our report dated March 14, 2003, with respect to the consolidated financial statements of IVAX Diagnostics included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                /s/ ERNST & YOUNG LLP

March 28, 2003